                                                                                                   EXHIBIT 32.1.

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Anthony Brandon Escobar, Chief Executive Officer, and Anthony Coletti, Principal Financial Officer, of Trafalgar Resources, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the period September 30, 2014 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  December 1, 2014

By:  /s/ Anthony Brandon Escobar

  Anthony Brandon Escobar

  Chief Executive Officer

                                                                                 By:  /s/ Anthony Coletti

  Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Trafalgar Resources, Inc. and will be retained by Trafalgar Resources, Inc. and furnished to the Securities Exchange Commission or its staff upon request.